As filed with the Securities and Exchange Commission on June 14, 2002
Registration No. 333 -
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form S-3 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933
BAUSCH & LOMB INCORPORATED (Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation or organization)	16-0345235 (I.R.S. Employer Identification No.)
One Bausch & Lomb Place Rochester, New York 14604-2701 (585) 338.6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert B. Stiles, Esq.
Senior Vice President and General Counsel
Bausch & Lomb Incorporated
One Bausch & Lomb Place
Rochester, New York 14604-2701
(585) 338.6800
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

Copies to Deborah McLean Quinn Nixon Peabody LLP Clinton Square Suite 1300 Rochester, New York 14604 (585) 263.1307
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each
Class of Securities
To be Registered
Debt securities (3)............
Warrants to purchase debt
 securities.........................
Class A preferred stock,
 par value $1.00 (4).........
Warrants to purchase
 Class A preferred stock..
Common stock,
 par value $0.40 (5).........
Warrants to purchase
 common stock................

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Total	$500,000,000.00	(1)	$500,000,000.00 (2)	$46,000.00

(1)     The aggregate public offering price of the sale of the debt securities, warrants to purchase debt securities, Class A preferred stock, warrants to purchase Class A preferred stock, common stock, and warrants to purchase common stock registered hereby, including any securities sold at a discount, will not exceed $500 million in United States dollars or the equivalent in foreign currency or currency units.

(2)     The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o)

(3)     An indeterminate amount of debt securities may from time to time be issued at an indeterminate price of issuance, upon conversion or exchange of debt securities or Class A preferred stock to the extent any debt securities or Class A preferred stock which are by their terms convertible into or exchangeable for debt securities are issued, or upon the exercise of warrants to purchase debt securities.

(4)     An indeterminate number of shares of Class A preferred stock may from time to time be issued at an indeterminate price of issuance, upon conversion or exchange of debt securities or preferred stock to the extent any debt securities or preferred stock which are by their terms convertible into or exchangeable for Class A preferred stock are issued, or upon the exercise of warrants to purchase preferred stock.

(5)     An indeterminate number of shares of common stock may from time to time be issued at an indeterminate price of issuance, upon conversion or exchange of debt securities or Class A preferred stock to the extent any debt securities or preferred stock which are by their terms convertible into or exchangeable for common stock or issued, or upon the exercise of warrants to purchase common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion - June 14, 2002

PROSPECTUS

$500,000,000

Bausch & Lomb Incorporated

DEBT SECURITIES

CLASS A PREFERRED STOCK

COMMON STOCK

WARRANTS

Bausch & Lomb Incorporated may from time to time offer and sell in one or more offerings:

     - debt securities,

     - Class A preferred stock, par value $1.00

     - common stock, par value $.40

     - warrants to purchase debt securities, Class A preferred stock, or common stock.

One or more series of debt securities or Class A preferred stock may be convertible into another series of debt securities, Class A preferred stock or common stock. The total aggregate offering price of the securities offered and sold under the registration statement of which this prospectus forms a part will not exceed $500,000,000. The debt securities may be either senior debt securities or subordinated debt securities and may be exchangeable or convertible into another series of debt securities or shares of Class A preferred stock or common stock. The debt securities, Class A preferred stock and common stock, and warrants to purchase debt securities, Class A preferred stock and common stock may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of the offering set forth in a supplement to this prospectus. These terms may include:

     - with respect to any offered securities, the public offering price,

     - with respect to any series of debt securities, the currency, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) or method of calculation thereof, time of payment of any interest, any terms for redemption at the option of the holder or the company, any terms for sinking fund payments, rank, any conversion or exchange rights, any listing on a securities exchange,

     - with respect to any series of Class A preferred stock, the stated value, any dividend, liquidation, redemption, conversion, voting and other rights,

     - with respect to any warrants to purchase debt securities, Class A preferred stock or common stock, the duration, offering price, exercise price and terms of the securities for which exercisable.

     Our common stock is listed on the New York Stock Exchange under the symbol "BOL." Any common stock offered pursuant to a prospectus supplement or issuable upon exchange or conversion of any debt securities, preferred stock, or warrants offered pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

     We may offer the securities directly, through agents we designate from time to time, or to or through underwriters or dealers. If we engage any agents or underwriters in the sale of any of the securities, the supplement to this Prospectus will describe the terms of our plan of distribution. We have included additional information under the heading "Plan of Distribution."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or have determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________, 2002

IN CONNECTION WITH AN OFFERING OF THE OFFERED SECURITIES, THE UNDERWRITERS, IF ANY, FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

__________________________

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement which Bausch & Lomb Incorporated ("we" or the "company") filed with the Securities and Exchange Commission (the "SEC"). Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. We incorporate certain information in this prospectus by reference, as described below under the heading "Where You Can Find Additional Information." For further information about our business and the securities, you should refer to the information incorporated by reference and the complete registration statement and its exhibits. The exhibits to the registration statement contain the full text of important documents summarized in this prospectus, including the indenture for the debt securities and our Certificate of Incorporation. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents.

     Each time we sell securities which are described generally in this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered at that time as well as the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     In deciding whether to buy any of our securities offered under this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or inconsistent information, you should not rely on it.

     This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. The information in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices in New York, 233 Broadway, New York, New York 10279, and Chicago, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. You may call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our common stock is listed and traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We are permitted to "incorporate by reference" certain information we file with the SEC in various reports, including annual reports, proxy statements, quarterly reports and current reports. We refer you to those reports, which will disclose important information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC after the date of this prospectus as part of an incorporated document will automatically update and replace earlier information contained in this prospectus.

     We incorporate by reference the documents listed below:

     - our Annual Report on Form 10-K for the fiscal year ended December 29, 2001;

     - our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2002;

     - and Our Current Report on Form 8-K dated June 14, 2002.

     We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering made by this prospectus. You may request a copy of any filings referred to above, excluding exhibits, at no cost, by writing or telephoning us at the following address: Bausch & Lomb Incorporated, One Bausch & Lomb Place, Rochester, New York 14604-2701, Attention: Investor Relations (telephone 585-338-5757) or you may locate the material on our website http:/www.bausch.com.

THE COMPANY

     Bausch & Lomb Incorporated is a world leader in the development, manufacture and marketing of products and services for the eyecare and healthcare fields. Its core businesses include soft and rigid gas permeable contact lenses, lens care products, products used in cataract and refractive ophthalmic surgery and pharmaceutical products. The company was founded in 1853 in Rochester, N.Y. and incorporated in the State of New York in 1908. Our headquarters continues to be located in Rochester, N.Y. We have annual revenues of approximately $1.7 billion and employ approximately 12,000 people in more than 50 countries. Bausch & Lomb products are available in more than 100 countries around the world. Except where the context otherwise requires, the terms "we" or the "company" include Bausch & Lomb Incorporated and its subsidiaries. Our executive offices are located at One Bausch & Lomb Place, Rochester, New York 14604, telephone number (585) 338-6000.

FORWARD-LOOKING STATEMENTS

     We use the words "anticipate", "should", "expect", "estimate", "project", "will", "are likely" and similar expressions to identify forward-looking statements. This prospectus and any prospectus supplement may contain or incorporate by reference forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be relied upon only as of the date of the document in which they are contained.

     These statements involve predictions of future company performance, and are thus dependent on a number of factors affecting the company's performance. Where possible, specific factors that may impact performance materially have been identified in connection with specific forward-looking statements. Additional risks and uncertainties include, without limitation:

     - the impact of competition, seasonality and general economic conditions in the global lens and lens care, cataract refraction and ophthalmic surgical and pharmaceutical markets where our businesses compete,

     - changes in global and localized economic and political conditions, effects of war or terrorism, changing currency exchange rates,

     - changing trends in practitioner and consumer preferences and tastes,

     - changes in technology, medical developments relating to the use of our products,

     - legal proceedings initiated by or against us,

     - the impact of company performance on our financing costs,

     - changes in government regulation of our products and operations,

     - changes in private and regulatory schemes providing for the reimbursement of patient medical expenses,

     - changes in the company's credit ratings, or the cost of access to sources of liquidity,

     - the financial well-being and commercial success of key customers,

     - the performance by third parties upon whom the company relies for the provision of goods or services,

     - our ability to secure intellectual property protections, including patent rights, with respect to key technologies,

     - difficulties or delays in the development, production, laboratory and clinical testing, regulatory approval or marketing of products,

     - the continued successful implementation of efforts in managing and reducing costs and expenses,

     - the effect of changes within the company's organization, including the selection and development of the company's management team and such other factors as are described in greater detail in our filings made from time to time with the SEC, both before and after the date of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges on a historical basis for each of the five years ended December 29, 2001, and the three months ended March 30, 2002. The company does not have any preferred stock outstanding. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	Three Months End	Years Ended
	Mar. 30, 2002	Dec. 29, 2001	Dec. 30, 2000	Dec. 25, 1999	Dec. 26, 1998	Dec. 27, 1997
Ratio of Earnings to fixed charges	3.2	2.4	3.3	3.1	2.2	3.3

     For the purpose of this ratio: (i) earnings consist of income before fixed charges and income taxes for the company and (ii) fixed charges consist of interest and debt expense on all indebtedness (without reduction for interest capitalized) and that portion of rental payments on operating leases estimated to represent an interest factor for the company. An exhibit to the registration statement contains further information regarding the computation of the ratio of earnings to fixed changes.

USE OF PROCEEDS

     Unless we describe a different use for the proceeds of any offering of securities in a prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, stock repurchase programs and acquisitions. Additional information on the use of net proceeds from the sale of offered securities will be described in a prospectus supplement relating to those securities.

DESCRIPTION OF DEBT SECURITIES

     In this section we describe the general terms of the debt securities which we may offer under this prospectus and a related prospectus supplement. The related prospectus supplement will describe the terms of any debt securities to be offered in greater detail and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

     The debt securities will be issued under an indenture dated September 1, 1991 between the Company and Citibank, N.A., as trustee. A copy of this indenture is incorporated by reference into the registration statement. Alternatively, we may choose another trustee, who will be identified in a prospectus supplement relating to the particular debt securities being offered. A summary of some of the provisions of the indenture follow.

     We are incorporating by reference in this section the particular provisions of the indenture. We have used certain terms defined in the indenture and are incorporating their definitions by reference in this prospectus.

     General.   The debt securities may be either senior securities or subordinated securities, and will be unsecured unless the company is required to secure the debt securities as described below under "Covenants." The indenture permits an unlimited amount of debt securities, and debt securities may be issued up to the aggregate principal amount which may be authorized from time to time by the board of directors. (Section 3.01) Debt securities will be issued from time to time and offered on terms determined by market conditions at the time of sale. Senior securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the company. Subordinated securities will be unsecured and will be subordinated and junior to all "senior indebtedness," which for this purpose includes any senior securities, to the extent provided in the applicable supplemental indenture and described in the prospectus supplement relating to that series.

     We may issue the debt securities in one or more series with the same or various maturities at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. The related prospectus supplement will describe federal income tax consequences and other special considerations applicable to any debt securities which we offer at a substantial discount.

     You should refer to the prospectus supplement relating to the debt securities to be offered for the following terms of the debt securities offered:

     - the designation, aggregate principal amount and authorized denominations of such debt securities;

     - the percentage of their principal amount at which such debt securities will be issued;

     - the date or dates on which the debt securities will mature;

     - the fixed or floating rate or rates per annum at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

     - the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;

     - whether such debt securities are senior securities or subordinated securities;

     - the terms of any mandatory or optional redemption or repayment option, including any provisions for any sinking, purchase or other similar fund;

     - the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

     - if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at the election of the company or the holder and the manner in which such election may be made;

     - if the amount of payments on the debt securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;

     - the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

     - the terms and conditions upon which conversion or exchange of the debt securities into or for common stock, preferred stock or other debt securities will be effected, including the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

     - information with respect to book-entry procedures, if any;

     - a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

     - any other specific terms of the debt securities not inconsistent with the applicable indenture.

     If any of the debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, we will include in the prospectus supplement certain federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units. Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee in New York, New York, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on the registry books of the company or its agent.

     Unless otherwise specified in the prospectus supplement, the debt securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Sections 3.01 and 3.02) No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

     Global Securities.   The debt securities of a series may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements:

     - upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary.

     - the separate accounts will be designated by the dealers, underwriters or agents with respect to such debt securities or by the company if we offer and sell such debt securities. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

     The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security. So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture governing such debt securities.

     Payments of principal of, any premium on, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the company, the trustee for such debt securities, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants.

     If the depositary for a series of our debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue certificates representing the individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, the company may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of certificates for the individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Unless we otherwise specify, we will issue individual debt securities of a series issued as global securities in denominations of $1,000 and integral multiples thereof.

     Senior Securities.   Any senior securities issued under this prospectus and a related prospectus supplement will be our direct, unsecured obligations, and will constitute senior indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all other unsecured and unsubordinated indebtedness of the company.

     Subordinated Securities.   If we issue subordinated securities, they will be direct, unsecured obligations of the company. Our obligations under the subordinated securities will be subordinate in right of payment to the extent set forth in the applicable indenture and the related supplemental indenture to all senior securities as defined in those documents. Except to the extent otherwise set forth in a prospectus supplement, the indenture does not contain any restriction on the amount of senior indebtedness which we may incur. The terms of the subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

     The subordinated securities will not be subordinated to our indebtedness which is not senior indebtedness, and our creditors who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank pari passu with holders of the subordinated securities, subject, however, to the broad equity powers of the federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.

     Covenants.   The indenture contains certain basic covenants which will be applicable, unless waived or amended, so long as any of the debt securities are outstanding, unless stated otherwise in the prospectus supplement. These covenants include our promise to pay principal, any premium and interest on outstanding debt securities, to maintain a paying office in New York City, to hold money for the debt service in trust if we act as our own paying agent and to provide the trustee with an annual statement, within 120 days after our fiscal year end as to any defaults under the indenture. Any supplemental indenture may contain additional or different covenants.

     Consolidation, Merger, Sale or Conveyance.   The indenture provides that the company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

     - the successor is a corporation organized and existing under the laws of the United States of America or any state thereof, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding debt securities and the performance of every covenant in the applicable indenture on the part of the company to be performed or observed;

     - immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing; and

In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for the company as obligor on the debt securities, with the same effect as if it had been named in the applicable indenture as the company. (Section 8.02)

     Other than the restrictions on Mortgages described above, the indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving the company or any Subsidiary.

     Events of Default, Waiver and Notice Thereof, debt securities in Foreign Currencies. As to any series of debt securities, an Event of Default is defined in the indenture as:

     - default for 30 days in payment of any interest on the debt securities of such series;

     - default in payment of principal of or any premium on the debt securities of such series at maturity;

     - default in the deposit of any sinking fund payment when and as due by the terms of the debts securities of such series;

     - default by the company in the performance of any other covenant or warranty contained in the applicable indenture for the benefit of such series which will not have been remedied for a period of 60 days after notice is given as specified in the applicable indenture; and

     - default by the company under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the company for money borrowed and shall result in more than $10,000,000 in principal amount of such indebtedness becoming declared due and payble.

     - certain events of bankruptcy, insolvency and reorganization of the company. (Section 5.01)

A default under other indebtedness of the company will not be a default under the indenture but a default under one series of debt securities with a face amount in excess of $25,000,000 will be a default under another series. Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

     The indenture provides that if an Event of Default described above will have occurred and be continuing with respect to any series, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such debt securities and in compliance with certain covenants) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding on behalf of the holders of all debt securities. (Sections 5.02 and 5.13)

     Under the indenture, the trustee shall give to the holders of each series of debt securities notice of all uncured defaults as and to the extent provided by the Trust Indenture Act.

     No holder of any debt securities of any series may institute any action under the applicable indenture unless:

     - such holder will have given the trustee written notice of a continuing Event of Default with respect to such series;

     - the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made a written request to the trustee to institute proceedings in respect of such Event of Default;

     - such holder or holders will have offered the trustee such reasonable indemnity as the trustee may require;

     - the trustee will have failed to institute an action for 60 days thereafter, and

     - no inconsistent direction will have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of debt securities of such series. (Section 5.07)

The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 5.12)

     The indenture provides that the trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 6.01)

     We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of our officers stating that a review of our activities during such year and of our performance under the applicable indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory based on such review, we have complied with all conditions and covenants of the applicable indenture or, if we are in default, specifying such default. (Section 10.04)

     Modification of the Indenture.   We and the trustee may, without the consent of the holders of the debt securities (provided that in the case of certain provisions below, the interests of the holders of debt securities would not be adversely affected), enter into one or more supplemental indentures for, among others, one or more of the purposes listed below:

     - to evidence the succession of another Person to the company, and the assumption by such successor of the covenants of the company under the applicable indenture and the debt securities of any series;

     - to add covenants of the company, or surrender any of our rights, conferred by the applicable indenture, for the benefit of the holders of debt securities of any or all series;

     - to cure any ambiguity, omission, defect or inconsistency in or make any other provision with respect to questions arising under the applicable indenture;

     - to establish the form or terms of any series of debt securities, including any subordinated securities;

     - to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture; and

     - to provide any additional Events of Default. (Section 9.01)

     The indenture or the rights of the holders of the debt securities may be modified by the company and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby which would:

     - change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

     - reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture; or

     - modify any of the provisions of certain sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 9.02)

     Defeasance of the Indenture and debt securities. If the terms of any series of debt securities so provide, the company will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series and/or to be relieved of any covenants applicable to such series of debt securities by, in addition to meeting certain other conditions, depositing with the trustee either:

     - as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all debt securities of such series for principal, premium, if any, and interest; or

     - as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all such debt securities for principal, premium, if any, and interest, and

     - satisfying certain other conditions precedent specified in the applicable indenture. (Article 13)

In the event of any defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their debt securities. A defeasance is likely to be treated as a taxable exchange by holders of the relevant debt securities for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, those holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

     Concerning the Trustee.   Citibank N.A. conducts normal banking relationships with us and certain of our subsidiaries and, in addition, is a participant in various financial agreements of the company.

DESCRIPTION OF CLASS A PREFERRED STOCK

     In this section we describe the general terms of the Class A preferred stock which we may offer under this prospectus and a related prospectus supplement. A prospectus supplement will describe the terms relating to any series of Class A preferred stock to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular series of preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. Summaries of some of the provisions of our certificate of incorporation follow. A copy of our certificate of incorporation has been filed as an Exhibit to the registration statement.

     A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed as an Exhibit to the registration statement or incorporated by reference before the Class A preferred stock is issued. Our certificate of incorporation authorizes us to issue up to 25,000,000 shares of Class A preferred stock, par value $1.00 and 10,000 shares of 4% cumulative preferred stock, par value $100 per share. No shares of preferred stock are currently outstanding, and no shares are reserved for issuance.

     Our board of directors is authorized to issue preferred stock in one or more series from time to time, with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in resolutions adopted by the board of directors. All shares of any one series of preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative.

     All series of our preferred stock will provide for other terms as described in the applicable prospectus supplement. Preferred stock of a particular series will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to that series. You should refer to the prospectus supplement relating to preferred stock being offered for a description of specific terms, including:

     - the distinctive serial designation and the number of shares constituting the series;

     - the dividend rate or rates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

     - any redemption, sinking or retirement fund provisions applicable to the preferred stock;

     - the amount or amounts payable upon the shares of preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up of the company prior to any payment or distribution of the assets of the company to the holders of any class or classes of stock which are junior in rank to the preferred stock; and

     - any terms for the conversion into or exchange for shares of common stock, shares of preferred stock or debt securities.

     The term "class or classes of stock which are junior in rank to the preferred stock" means our common stock and Class B common stock, and any other class or classes of stock of the company hereafter authorized which rank junior to the preferred stock as to dividends or upon liquidation.

     Dividends.   Holders of preferred stock will be entitled to receive, when, as, and if declared by the board of directors out of funds of the company legally available therefor, cash dividends payable on such dates and at such rates per share per annum as set forth in the applicable prospectus supplement. The prospectus supplement will also indicate the applicable record dates regarding the payment of dividends. The holders of preferred stock will be entitled to such cash dividends before any dividends on any class of stock junior in rank to preferred stock will be declared or paid or set apart for payment. Whenever dividends will not have been so paid or declared or set apart for payment upon all shares of each series of preferred stock, such dividends will be cumulative and will be paid, or declared and set apart for payment, before any dividends can be declared or paid on any class or classes of stock of the company junior in rank to the preferred stock. Any such accumulations of dividends on preferred stock will not bear interest. The foregoing will not apply to dividends payable in shares of any class or classes of stock junior in rank to the preferred stock.

     Convertibility.   No series of preferred stock will be convertible into, or exchangeable for, shares of common stock, shares of preferred stock or any other class or classes of stock of the company or debt securities except as set forth in the related prospectus supplement.

     Redemption and Sinking Fund.   No series of preferred stock will be redeemable or receive the benefit of a sinking, retirement or other analogous fund except as set forth in the related prospectus supplement.

     Liquidation Rights.   Upon any voluntary or involuntary liquidation, dissolution or winding up of the company, holders of any series of preferred stock will be entitled to receive payment of or to have set aside for payment the liquidation amount per share, if any, specified in the related prospectus supplement, in each case together with any applicable accrued and unpaid dividends, before any distribution to holders of common stock or any class of stock junior in rank to the preferred stock. A voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or assets to, or a consolidation or merger of the company with, one or more corporations will not be deemed to be a liquidation, dissolution or winding up of the company for purposes of this paragraph.

     Voting Rights.   Except as provided below, holders of preferred stock will be entitled to one vote for each share held and will vote together with the holders of common stock as one class for the election of directors and upon all other matters which may be voted upon by our stockholders. Holders of preferred stock will not possess cumulative voting rights in the election of directors. See "Description of Common Stock--Voting Rights" for a discussion of voting rights in the election of directors. If dividends on the preferred stock will be in arrears in an aggregate amount at least equal to six quarterly dividends, then the holders of all series of preferred stock, voting separately as one class, will be entitled, at the next annual meeting of our stockholders or at a special meeting held in place thereof, or at a special meeting of the holders of the preferred stock called as provided below, to elect one director of the company.

     While the holders of preferred stock are entitled to elect one or more of our directors, they will not be entitled to participate with the common stock in the election of any other such directors. Whenever all arrearages in dividends on the preferred stock have been paid and dividends thereon for the current quarterly period have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect a director will cease, provided that such voting rights will again vest in the case of any similar future arrearages in dividends.

     At any time after the right to vote for a director will have vested in the preferred stock, the secretary of the company may, and upon the written request of the holders of record of 10% or more of the shares of preferred stock then outstanding, will, call a special meeting of the holders of the preferred stock for the election of the director to be elected by them, to be held within 30 days after such call and at the place and upon the notice provided by law and in the company's by-laws for the holding of meetings of stockholders. The secretary will not be required to call such meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders of the company. If any such special meeting will not be called by the secretary within 30 days after receipt of any such request, then the holders of record of 10% or more of the shares of preferred stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice provided above, and for that purpose will have access to the stock ledger of the company.

     No such special meeting and no adjournment thereof will be held on a date later than 30 days before the annual meeting of the stockholders of the company or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect directors as provided above. If any meeting of our stockholders will be held while holders of preferred stock are entitled to elect one director as provided above, and if the holders of at least a majority of the shares of preferred stock then outstanding will be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of the shares of preferred stock present or so represented at such meeting, the then authorized number of directors of the company will be increased by one and at such meeting the holders of the preferred stock will be entitled to elect the additional directors so provided for, but such additional director so elected will hold office beyond the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect one director as provided above.

     Whenever the holders of the preferred stock will be divested of special voting power as provided above, the terms of office of all persons elected as directors by the holders of the preferred stock as a class will immediately terminate, and the authorized number of directors of the company will be reduced accordingly. The affirmative vote or consent of 66 2/3% of all shares of preferred stock outstanding will be required before the company may:

     - create any other class or classes of stock prior in rank to the preferred stock, either as to dividends or upon liquidation, or increase the number of authorized shares of such class of stock; or

     - amend, alter or repeal any provisions of the company's revised articles of resolution adopted by the board of directors providing for the issuance of any series of preferred stock so as to adversely affect the preferences, rights or powers of the preferred stock.

     The affirmative vote or consent of at least a majority of the shares of preferred stock at the time outstanding will be required for the company to:

     - increase the authorized number of shares of preferred stock;

     - create or increase the authorized number of shares of any other series of stock ranking on a parity with the preferred stock either as to dividends or upon liquidation; or

     - sell, lease or convey all or substantially all of our property or business, or voluntarily liquidate, dissolve or wind up the company, or merge or consolidate the company with any other corporation unless the resulting or surviving corporation will have after such merger or consolidation no stock either authorized or outstanding (except stock we may have been authorized or outstanding immediately preceding such merger or consolidation, or such stock of the resulting or surviving corporation as may be issued in exchange therefor) prior in rank either as to dividends or upon liquidation to the preferred stock or the stock of the resulting or surviving corporation issued in exchange therefor.

     No consent of the holders of preferred stock will be required in connection with any mortgaging or other hypothecation by the company of all or any part of its property or business.

     Miscellaneous.   The preferred stock offered from time to time under this prospectus and the related prospectus supplement has no preemptive rights, is not liable for further assessments or calls and will be fully paid and non-assessable upon issuance. Shares of preferred stock which have been issued and reacquired in any manner by the company will resume the status of authorized and unissued shares of preferred stock and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage in dividends or sinking fund installments except as may be set forth in the related prospectus supplement.

     Transfer Agent and Registrar.   The transfer agent and registrar for each series of preferred stock will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

     In this section we describe the general terms of our common stock which we may offer under this prospectus and a related prospectus supplement. We are also authorized to issue 15,000,000 shares of Class B common stock, par value $.08 per share, of which 588,789 shares are issued and outstanding as of May 31, 2002. The descriptions below do not purport to be complete and are qualified entirely by reference to our Certificate of Incorporation, as amended. The common stock and the rights of our common stockholders are subject to the applicable provisions of the New York Business Corporation Law and the our certificate of incorporation. The company is presently authorized to issue 200,000,000 shares of common stock, par value $.40 per share. At May 31, 2002, an aggregate of 53,323,983 shares of common stock were outstanding and 6,874,339 were held as treasury shares.

     Dividends.   Subject to the rights of holders of any preferred stock which may be issued, the holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of any legally available funds. We may not pay dividends on common stock, other than dividends payable in common stock or any other class or classes of stock junior in rank to the preferred stock as to dividends or upon liquidation, unless all dividends accrued on outstanding preferred stock have been paid or declared and set apart for payment.

     Voting Rights.   Holders of our common stock are entitled to one vote for each share held. Except as provided in the related prospectus supplement, any series of preferred stock, with certain exceptions, will not be entitled to vote for the election of directors and or upon other matters voted upon by common stock holders. See "Description of Class A Preferred Stock--Voting Rights." In voting for the election of directors, holders of common stock do not have the right to cumulate their votes. One-third of our directors are elected at each annual meeting of shareholders, to serve for terms of three years. Directors may be removed only for cause and only with the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

     Liquidation Rights.   Any series of Class A preferred stock would be senior to the common stock as to distributions upon liquidation, dissolution or winding up of the company. After distribution in full of the preferential amounts to be distributed to holders of preferred stock, holders of common stock will be entitled to receive all remaining assets of the company available for distribution to stockholders in the event of voluntary or involuntary liquidation.

     Miscellaneous.   The common stock is not redeemable, has no preemptive or conversion rights and is not liable for further assessments or calls. The transfer agent and registrar for our common stock is Mellon Investor Services, Inc. Our outstanding common stock is listed and traded on the New York Stock Exchange under the symbol "BOL". Holders of our common stock will have no conversion, redemption, sinking fund or preemptive rights. Stockholders are generally not liable for the company's debts or obligations, and the holders of shares will not be liable for further calls or assessments by the company. Subject to the provisions of the company's Certificate of Incorporation, all shares of common stock have equal dividend, distribution, liquidation and other rights and will have no preference or exchange rights.

DESCRIPTION OF WARRANTS

     In this section we describe the general terms of various warrants which we may offer under this prospectus and a related prospectus supplement. We may issue warrants for the purchase of debt securities, any series of Class A preferred stock or common stock. Warrants may be issued independently or together with any debt securities, shares of any series of Class A preferred stock or shares of common stock offered by any prospectus supplement and may be attached to or separate from such debt securities, shares of Class A preferred stock, or shares of common stock.

     The warrants are to be issued under warrant agreements to be entered into between the company and Citibank, N.A., as warrant agent, or such other bank or trust company as we may name in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of the company in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The form of the warrant agreement will be filed as an exhibit to the registration statement or incorporated by reference.

     The following summaries of certain provisions of the form of warrant agreement and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable warrant agreement and the warrants.

     General.   If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

     - the offering price;

     - the currency, currencies or currency units for which warrants may be purchased;

     - the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which such debt securities may be purchased upon such exercise;

     - the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the warrants to purchase preferred stock and the price at which such shares of preferred stock may be purchased upon such exercise;

     - the designation and terms of the debt securities, the series of Class A preferred stock or the common stock with which the warrants are issued and the number of warrants issued with each such debt security, share of Class A preferred stock or common stock;

     - the date on and after which the warrants and the related debt securities, Class A preferred stock or common stock will be separately transferable;

     - the date on which the right to exercise the warrants shall commence and the date (the "Expiration Date") on which such right shall expire;

     - a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

     - any other terms of the warrants.

     Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities, shares of Class A preferred stock or common stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the Class A preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

     Exercise of Warrants.   Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of Class A preferred stock or common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrant. Our warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void.

     Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities, shares of Class A preferred stock or shares of common stock purchasable upon such exercise.

     The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of Class A preferred stock or common stock purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus directly, through underwriters or dealers, through agents, directly to purchasers, or through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to the offered securities will set forth their offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the securities offered and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents, any initial public offering price, any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers, and any securities exchanges on which the offered securities may be listed.

     If underwriters or dealers are used in the sale, the offered securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     We may sell offered securities directly or through agents we may designate from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the company to such agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from the company at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by the company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the company to payments they may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. Each series of offered securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by the company for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

     We cannot give prospective purchasers of any securities we offer under this prospectus and the related prospectus supplement any assurance as to the liquidity of the trading market for any offered securities.

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids to do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     In order to comply with the securities laws of certain states, if applicable, the offered securities will be sold in such jurisdictions only through registered or licensed brokers or dealers.

EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINION

     Certain legal matters in connection with validity of the offered securities issued by the company and any series of debt securities, Class A preferred stock or common stock into which may be issuable upon the exchange or conversion of any such Offered Securities will be passed upon for the company by Robert B. Stiles, Senior Vice President and General Counsel of the company. Mr. Stiles owns approximately 9,139 shares of the company's common stock and also has exercisable options to purchase an additional 66,528 shares of the company's common stock. Pursuant to its By-laws, the company is required to indemnify Mr. Stiles to the fullest extent permitted by New York law against any expenses actually and reasonably incurred by him in connection with any action, suit or proceeding in which he is made party by reason of his being an officer of the company. The company also maintains directors' and officers' liability insurance under which Mr. Stiles is insured against certain expenses and liabilities.

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder will, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the company since the date hereof.

SUMMARY
TABLE OF CONTENTS
Page

About this Prospectus...................
Where You Can Find Additional
   Information..............................
The Company...............................
Forward-Looking Statements.......
Ratio of Earnings to
   Fixed Charges..........................
Use of Proceeds...........................
Description of Debt Securities....
Description of Class A Preferred
   Stock.......................................
Description of Common Stock.....
Description of Warrants...............
Plan of Distribution......................
Experts.........................................
Legal Opinion..............................

Bausch & Lomb

Incorporated

Debt Securities

Class A Preferred Stock

Common Stock

Prospectus

__________, 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

     The following table is an itemized listing of expenses to be incurred by the company in connection with the issuance and distribution of the Offered Securities being registered hereby, other than discounts and commissions:

SEC Registration Fee ................................................
NYSE Listing Fee......................................................
Printing and Engraving Costs....................................
Legal Fees and Expenses...........................................
Accounting Fees and Expenses.................................
Trustees' Fees............................................................
Miscellaneous............................................................

$ 46,000 5,000 50,000 50,000 35,000 25,000 8,000
Total.....................................................................	$219,000 ========

*Estimate

Item 15.     Indemnification of Directors and Officers

     The New York Business Corporation Law ("BCL") provides that directors and officers of a New York corporation may be indemnified under certain circumstances against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in disposing of actions to which they are a party or are threatened to be made a party by reason of acting as directors or officers if such persons acted in good faith in a manner which they reasonably believed to be in the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe that their conduct was unlawful. The By-laws of the company provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. The company's restated Certificate of Incorporation, as amended, eliminates the potential personal monetary liability of the company's directors to the company or its shareholders for breaches of their duties as directors except as otherwise required under the BCL.

     The company has purchased insurance under a policy that insures both the company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above. The BCL expressly permits New York corporations to purchase such insurance.

Item 16.	Exhibits

Number	Description
4	Indenture, dated as of September 1, 1991 between Bausch & Lomb Incorporated and Citibank, N.A., as Trustee
5.1	Opinion of Robert B. Stiles, Senior Vice President and General Counsel of the company, regarding the legality of the Offered Securities and common stock being registered
23.1	Consent of Robert B. Stiles, Senior Vice President and General Counsel of the company (included as part of Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on signature page)
26	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Citibank, N.A., as Trustee

Item 17.     Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10 (a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3)   For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (4)   At the time of any proposed offer of any common stock Purchase Rights or Warrants pursuant to a prospectus supplement, to further supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters, if any, during the subscription period, the amount of any unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable Prospectus Supplement, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, New York, on the 14 day of June, 2002.

BAUSCH & LOMB INCORPORATED

By:     /s/ Stephen C. McCluski
Title: Senior Vice President and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Zarrella Ronald L. Zarrella	Director, Chairman and Chief Executive Officers (Principal Executive Officer)	June 14, 2002

/s/ Stephen C. McCluski Stephen C. McCluski	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2002

* Franklin E. Agnew	Director	June 14, 2002

* Domenico DeSole	Director	June 14, 2002

* Jonathan S. Linen	Director	June 14, 2002

* Ruth R. McMullin	Director	June 14, 2002

* John R. Purcell	Director	June 14, 2002

* Linda Johnson Rice	Director	June 14, 2002

* William H. Waltrip	Director	June 14, 2002

* Kenneth L. Wolfe	Director	June 14, 2002

*By: /s/ Robert B. Stiles Attorney in fact

Exhibit Index
Number	Description	Location
4	Indenture, dated as of September 1, 1991 between Bausch & Lomb Incorporated and Citibank, N.A., as Trustee.	Incorporated by reference to Exhibit 4(a) to Form S-3 Registration Statement No. 33-42858 ("1991 S-3").
5.1	Opinion of Robert B. Stiles, Senior Vice President and General Counsel of the company, regarding the legality of the Offered Securities being registered.	Included herewith.
12.1	Computation of Earnings to Fixed Charges.	Included herewith.
23.1	Consent of Robert B. Stiles, Senior Vice President and General Counsel of the company.	Included in Exhibit 5.1.
23.2	Consent of PricewaterhouseCoopers, LLP.	Included herewith.
24	Power of Attorney	Included herewith.
25	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Citibank, N.A., as Trustee by reference.	Incorporated to Exhibit 26 to 1991 S-3 and Registration 22-21296.